HawkEye 360 Announces First Quarter 2026 Financial Results

Record revenue of $49.8 million, up 116.5% year-over-year

Backlog of $285.0 million as of March 31, 2026

Raised approximately $435.9 million of net proceeds with the successful completion of an initial public offering in May 2026

HERNDON, VA., – June 22, 2026 – HawkEye 360, Inc. (NYSE: HAWK), the global leader in signals intelligence data and analytics, today announced its financial results for the quarter ended March 31, 2026.

“2026 is off to an exceptional start as we continue to scale HawkEye 360’s global signals intelligence platform to meet rapidly escalating demand across domestic and allied international customers. Our first quarter results included record revenue, reflecting the strength of our business model, diligent financial management, expanding capabilities and increasing adoption of our space-based RF intelligence solutions worldwide particularly in areas of geopolitical tension where high quality signals intelligence is exceptionally valuable,” said Chief Executive Officer John Serafini.

Mr. Serafini continued, “We are continuing to expand our international presence, highlighted by several international contract wins so far in 2026 totaling over $100 million. Additionally, we successfully launched 6 satellites across Clusters 13 and 14 - putting substantial new collection capacity and capabilities on orbit. We also completed our initial public offering, providing substantial financial flexibility to support future growth. With a backlog of $285 million and strong demand globally, HawkEye 360 is well positioned to capitalize on the growing importance of RF intelligence and electronic warfare capabilities in today’s evolving global security environment, while driving increasing profitability and long-term shareholder value.”

First Quarter 2026 Financial Highlights:
•Achieved record revenue of $49.8 million, up 116.5% compared to the prior-year period of $23.0 million
•Achieved record international revenue of $20.9 million, up 156.8% compared to the prior-year period of $8.1 million
•Recorded a net loss of $(9.0) million, compared to net loss of $(1.6) million in the prior year period
•Realized record adjusted EBITDA, a non-GAAP metric, of $7.4 million, up 92.1% compared to the prior-year period of $3.8 million
•Recognized net cash used in operating activities of $(3.2) million and free cash flow, a non-GAAP metric, of $(7.3) million, compared to $(7.5) million and $(10.7) million, respectively, in the prior year
•Confirmed backlog of $285.0 million at quarter end, compared to $302.7 million at 2025 year-end

•Completed an initial public offering of 18.4 million shares of common stock, inclusive of the exercise in full of the underwriters’ option to purchase 2.4 million additional shares, at a public offering price of $26.00 per share, generating net proceeds of $435.9 million

First Quarter 2026 & Recent Business Highlights:
•Announced selection by a European Ministry of Defense for an electronic warfare program valued at up to $75 million, providing a subscription to HawkEye’s Air Defense and GPS Interference Monitoring services to support sovereign defense planning and regional operational awareness
•Launched and successfully established initial communications with the Company’s Cluster 13 satellite trio aboard SpaceX’s Falcon 9 Twilight rideshare mission, enhancing HawkEye 360’s space-based signals intelligence capabilities with advanced RF detection, upgraded onboard processing and expanded waveform-collection capacity to support global defense and government missions
•Launched and successfully established initial contact with the Company’s Cluster 14 satellites aboard SpaceX’s Transporter-16 mission, further expanding HawkEye 360’s space-based signals intelligence constellation with enhanced onboard processing capabilities to support growing defense, maritime and national security customer missions worldwide
•Announced over $100 million in new international contract awards in 2026
•Entered into a new $125 million revolving credit facility maturing in May 2031, enhancing liquidity and financial flexibility to support continued investment in the Company’s space-based RF data and analytics platform, constellation expansion, product innovation and broader strategic growth initiatives

The Company will host its inaugural earnings call alongside its second quarter 2026 results and provide its 2026 financial outlook at that time.

About HawkEye 360
HawkEye 360 is equipping defense, intelligence and national security leaders with mission-critical signals intelligence to enable faster, better decision-making. By detecting, geolocating and characterizing radio-frequency emissions worldwide, HawkEye 360 delivers trusted domain awareness and early-warning indicators to the US Government and allied partners. Our space-based collection, proprietary signal processing and AI-powered analytics transform knowledge of RF spectrum into a strategic advantage. HawkEye 360 is redefining how signals intelligence strengthens national and global security.

Non-GAAP Financial Measures
In addition to the financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, further adjusted to remove the impact of stock-based compensation, acquisition-related costs, offering-related costs, settlements, and change in fair value of warrant liabilities. The Company defines Free Cash Flow as net cash used in operating activities less purchases of satellites, property, and equipment.

The Company uses Adjusted EBITDA and Free Cash Flow in conjunction with other GAAP measures to evaluate the effectiveness of its business strategies, make strategic decisions, and communicate with its board of directors and investors concerning its financial performance. The Company uses these non-GAAP financial measures to assess its financial performance because they allow the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and capital expenditures) and other items (such as non-recurring or non-cash costs) that impact the comparability of financial results from period to period.

The Company believes that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing its financial performance and results of operations across reporting periods by excluding items it does not believe are indicative of its core operating performance. Net loss is the U.S. GAAP measure most directly comparable to Adjusted EBITDA. Net cash used in operating activities is the U.S. GAAP measure most directly comparable to Free Cash Flow. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings “Reconciliation of Net Loss to Adjusted EBITDA” and “Reconciliation of Net Cash Used In Operating Activities to Free Cash Flow.” The Company’s non-GAAP financial measures should not be considered as an alternative to the most directly comparable U.S. GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons management considers them appropriate for supplemental analysis.

In evaluating Adjusted EBITDA and Free Cash Flow, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentation. The Company’s presentation of these non-GAAP financial measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company may modify the presentation of Adjusted EBITDA and Free Cash Flow in the future, and any such modification may be material. Adjusted EBITDA and Free Cash Flow have important limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of its operating results as reported under U.S. GAAP. Adjusted EBITDA and Free Cash Flow may be defined differently by other companies in its industry and may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Other Key Metric
Backlog is a key measure of our business. Our backlog supports predictable revenue expansion through a recurring model, enabling forward revenue visibility. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business.

Our backlog represents the portion of legally binding contracts that are expected to result in future revenue. Backlog may also include change orders for any contracts that have been formally contracted. This includes firm contracts that contain remaining performance obligations, including the cancellable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty. Backlog also can include up to the remaining ceiling on single award IDIQ contracts where no task orders have been issued. Backlog excludes the value of unexercised options to extend contracts, the value of multi-award IDIQ contracts, and the value of any contracts, or a portion thereof, where management deems execution to be unlikely to result in revenue due to customer-specific or other factors.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding the Company’s liquidity and financial flexibility, the Company’s expanding international presence, the Company continuing to scale the business and growing customer demand, are forward-looking statements and represent the Company’s views as of the date of this press release. The words “will,” “expects,” “plans,” “could,” “would,” “believes,” “anticipates,” “intends,” “may,” “continue,” “estimate,” or similar expressions are intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control that could affect its financial results. These risks and uncertainties are detailed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 18, 2026 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, the Company is under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

HawkEye 360, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share and share amounts)

	As of March 31, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$106,108	$92,686
Contract accounts receivable	38,238	32,320
Contract accounts receivable from related parties	5	20,969
Other accounts receivable	171	21
Inventory	3,660	4,025
Contract assets	7,770	4,639
Contract assets from related parties	4,590	4,748
Prepaid expenses and other current assets	11,296	9,183
Total current assets	171,838	168,591
Long-term assets:
Satellites, property and equipment, net	109,073	110,873
Intangibles, net	34,115	35,973
Goodwill	116,866	116,866
Operating lease - right-of-use-assets	14,461	15,403
Deposits	37,870	35,932
Restricted cash	4,587	4,587
Other long-term assets	1,658	1,715
Total long-term assets	318,630	321,349
Total assets	$490,468	$489,940
Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities:
Accounts payable	5,729	18,486
Accrued expenses and other current liabilities	11,658	5,017
Accrued compensation payable	2,331	10,511
Contract liabilities	1,652	3,262
Current tax payable	220	0.00
Current portion of operating lease liabilities	3,453	3,437
Total current liabilities	25,043	40,713
Long-term liabilities:
Long-term debt, net of unamortized debt issuance cost	46,562	46,315
Long term contract liabilities	19,892	19,892
Other liabilities	24,429	23,800
Deferred tax liabilities	820	977

Warrant liabilities	5,718	4,267
Operating lease liabilities, net of current portion	11,899	12,893
Total long-term liabilities	109,320	108,144
Total liabilities	$134,363	$148,857
Commitment and contingencies – Note 15
Mezzanine equity:
Redeemable, convertible preferred stock Series A – $0.0001 par value, 24,947,154 shares authorized and outstanding 24,947,154 shares issued and outstanding for all periods presented	$34,174	$34,174
Redeemable, convertible preferred stock Series B – $0.0001 par value, 11,574,841 shares authorized and outstanding 11,574,841 shares issued and outstanding for all periods presented	66,442	66,442
Redeemable, convertible preferred stock Series C – $0.0001 par value, 6,960,439 shares authorized and outstanding 6,960,439 shares issued and outstanding for all periods presented	48,761	48,761
Redeemable, convertible preferred stock Series D – $0.0001 par value, 12,857,720 shares authorized and outstanding 12,857,720 shares issued and outstanding for all periods presented	136,715	136,715
Redeemable, convertible preferred stock Series D-1 –$0.0001 par value, 6,085,161 shares authorized and outstanding 6,085,161 shares issued and outstanding for all periods presented	58,894	58,894
Redeemable, convertible preferred stock Series E – $.0001 par value, 14,578,457 shares authorized and 5,567,364 shares issued and outstanding as of March 31, 2026 and 14,578,457 shares authorized and 5,567,364 shares issued and outstanding as of December 31, 2025.	120,668	102,600
Total mezzanine equity	$465,654	$447,586
Stockholders’ deficit:
Common stock - $.0001 par value, 111,000,000 shares authorized and 5,590,142 shares issued and outstanding as of March 31, 2026 and 111,000,000 shares authorized and 4,168,374 shares issued and outstanding as of December 31, 2025.	$2	$2
Additional paid-in-capital	45,279	39,336
Accumulated deficit	(154,830)	(145,841)
Total stockholders' deficit	(109,549)	(106,503)
Total liabilities, mezzanine equity, and stockholders’ deficit	$490,468	$489,940

HawkEye 360, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share and share amounts)

	For the three months ended
	March 31, 2026	March 31, 2025
Revenue	$44,941	$17,885
Revenue from related parties	4,857	5,117
Total revenue	49,798	23,002
Operating expenses:
Direct cost of sales, excluding depreciation and amortization	16,080	4,871
Indirect cost of sales and other expenses, excluding depreciation and amortization	4,340	348
Selling, general and administrative	18,111	7,935
Research and development	9,171	6,906
Depreciation and amortization	7,713	5,000
Total operating expenses	55,415	25,060
Loss from operations	(5,617)	(2,058)
Other income (expense):
Interest income	800	906
Interest expense	(1,332)	(18)
Loss from changes in fair value of financial liabilities	(2,923)	—
Other income (expense), net	63	(421)
Total other (expense), income, net	(3,392)	467
Loss before benefit for income taxes	(9,009)	(1,591)
Benefit for income taxes	20	—
Net loss	$(8,989)	$(1,591)
Preferred stock dividend	(548)	(548)
Income allocated to participating securities	—	—
Net loss attributable to common shareholders	$(9,537)	$(2,139)
Net loss per share of common stock, basic and diluted	$(1.14)	$(0.30)
Weighted-average shares outstanding, basic	8,359,379	7,232,097
Weighted-average shares outstanding, diluted	8,359,379	7,232,097

HawkEye 360, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	For the three months ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities
Net loss	$(8,989)	$(1,591)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,713	5,000
Amortization of debt issuance costs and discounts	332	17
Fair value loss on revaluation of warrants	2,293	421
Fair value loss on revaluation of deferred consideration	900	—
Fair value gain on revaluation of contingent consideration	(270)	—
Stock-based compensation	2,333	830
Non-cash lease expense	942	1,363
Realized gain (loss) on short-term investments	—	(6)
Changes in operating assets and liabilities, net of effect of acquisitions:
Contract accounts receivable	(5,918)	2
Contract accounts receivable from related parties	20,964	67
Other accounts receivable	(150)	23
Contract assets	(3,131)	(312)
Contract assets from related parties	158	(1,822)
Prepaid expenses and other assets	(3,629)	(132)
Operating lease liabilities	(978)	(1,269)
Accounts payable	(12,757)	(6,292)
Current tax payable	220	—
Accrued expenses and other current liabilities	6,641	(4,477)
Deferred tax liabilities	(157)	—
Accrued compensation payable	(8,180)	—
Contract liabilities	(1,611)	700
Net cash used in operating activities	(3,274)	(7,478)
Cash flows from investing activities
Proceeds from redemption of short-term investments	—	14,731
Purchase of satellites, property and equipment	(4,055)	(3,194)
Net cash (used in) provided by investing activities	(4,055)	11,537
Cash flows from financing activities

Payment of debt issuance cost	(85)	—
Exercise of Series D-1 warrants	73	—
Exercise of stock options	2,695	25
Proceeds from issuance of preferred stock, net	18,068	—
Net cash provided by financing activities	20,751	25

Net increase in cash, cash equivalents and restricted cash	13,422	4,084
Cash, cash equivalents and restricted cash, beginning of period	97,273	71,766
Cash, cash equivalents and restricted cash, end of period	$110,695	$75,850

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$106,108	$71,263
Restricted cash	4,587	4,587
Total cash, cash equivalents and restricted cash at the end of the period	$110,695	$75,850

Supplemental disclosures of cash flow information
Cash paid for interest	$1,091	$—
Operating cash outflows – payment on operating leases	$1,860	$780
Financing cash outflows – reclassification of warrant liability to equity	$842	$—

Reconciliation of Net Loss to Adjusted EBITDA
The following table presents a reconciliation of Net Income (loss), the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDA:

	Three months ended March 31, 2026	Three months ended March 31, 2025
(in thousands)
Net income (loss)	$(8,989)	$(1,591)
Adjusted for:
Interest income	(800)	(906)
Interest expense	1,332	18
Benefit for income taxes	(20)	—
Depreciation and amortization	7,713	5,000
Stock-based compensation	2,333	830
Acquisition costs(1)	775	—
One-time costs related to IPO(2)	2,073	—
Settlements, net of related legal expenses(3)	50	75
Change in fair value of contingent and deferred consideration	630	—
Change in fair value of warrant liabilities	2,293	421
Adjusted EBITDA	$7,390	$3,847
_______________
(1)Represents costs for legal, advisory fees and other costs incurred in connection with the December 2025 ISA Acquisition. Refer to Note 3 of the accompanying notes to our unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for additional information.
(2)Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be netted against the gross proceeds of the offering and that are not expected to recur in the future.
(3)Represents costs for legal fees and settlement related to litigation initiated by us against a third party, which are not part of our ordinary legal expenses and not reflective of our core operating performance

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
The following table presents a reconciliation of net cash (used in) provided by operating activities, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Free Cash Flow:

(in thousands)	Three months ended March 31, 2026	Three months ended March 31, 2025
Net cash used in operating activities	$(3,274)	$(7,478)
Purchases of satellites, property, and equipment	(4,055)	(3,194)
Free Cash Flow	$(7,329)	$(10,672)

Investor Contact:

Tom Cook
Managing Director
ICR Inc.
HE360@icrinc.com

Media Contact:

Stacey Bruzzese
Director of Communications
Stacey.Bruzzese@he360.com | 603.490.6898

SOURCE HawkEye 360 Inc.